Exhibit 99.1

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, MA 01880

Phone: 781/224-0880                             Fax: 781/224-4216

For Immediate Release

Contacts:	Gregory A. Serrao	Breht T. Feigh
	Chairman, President and	Executive Vice President,
	Chief Executive Officer	Chief Financial Officer and Treasurer
	781-224-0880	781-224-0880

AMERICAN DENTAL PARTNERS REPORTS

THIRD QUARTER 2011 FINANCIAL RESULTS

WAKEFIELD, MASSACHUSETTS – November 7, 2011 – American Dental Partners, Inc. (NASDAQ: ADPI) announced financial results today for the quarter ended September 30, 2011. The Company also issued a separate press release today announcing that it has entered into a definitive agreement to be acquired by funds affiliated with JLL Partners.

Comparing results for the third quarter of 2011 with results for the third quarter of 2010:

•	Net revenue was $70,241,000 for the third quarter of 2011 as compared to $71,116,000 for the third quarter of 2010.

•	Earnings from operations were $5,339,000 for the third quarter of 2011 as compared to $6,073,000 for the third quarter of 2010.

•	Net earnings were $2,679,000 for the third quarter of 2011 as compared to $2,715,000 for the third quarter of 2010.

•	Diluted net earnings per share were $0.17 for the third quarter of 2011 as compared to $0.17 for the third quarter of 2010.

•

Non-GAAP diluted adjusted net earnings per share were $0.27 for the third quarter of 2011 as compared to $0.27 for the third quarter of 2010. Please see the attached Reconciliation of GAAP Net Earnings, as Reported, to Non-GAAP Diluted Adjusted Net Earnings.

Comparing results for the nine months ending September 30, 2011 with results for the nine months ending September 30, 2010:

•	Net revenue was $219,016,000 for the nine months ending September 30, 2011 as compared to $215,336,000 for the nine months ending September 30, 2010.

•	Earnings from operations were $19,333,000 for the nine months ending September 30, 2011 as compared to $20,646,000 for the nine months ending September 30, 2010.

•	Net earnings were $9,106,000 for the nine months ending September 30, 2011 as compared to $8,172,000 for the nine months ending September 30, 2010.

•	Diluted net earnings per share were $0.58 for the nine months ending September 30, 2011 as compared to $0.51 for the nine months ending September 30, 2010.

•

Non-GAAP diluted adjusted net earnings per share were $0.89 for the nine months ending September 30, 2011 as compared to $0.83 for the nine months ending September 30, 2010. Please see the attached Reconciliation of GAAP Net Earnings, as Reported, to Non-GAAP Diluted Adjusted Net Earnings.

For the quarter ending September 30, 2011, patient revenue of the Company’s affiliated dental group practices and Arizona’s Tooth Doctor for Kids was $110,321,000 and same market patient revenue decreased 0.9% year-over-year. For the nine months ending September 30, 2011, patient revenue of the Company’s affiliated dental group practices and Arizona’s Tooth Doctor for Kids was $343,862,000 and same market patient revenue increased 0.7% year-over-year.

Cash flow from operations was $12,080,000 for the quarter and $37,521,000 for the nine months ending September 30, 2011. The Company did not complete any acquisitions during the quarter and completed nine in-market acquisitions during the nine months ending September 30, 2011. Amounts paid for acquisitions amounted to $2,713,000 for the nine months ending September 30, 2011. Capital expenditures were $7,671,000 for the quarter and $14,516,000 for the nine months ending September 30, 2011. The Company completed three de novo facilities during the quarter and completed four de novo facilities during the nine months ending September 30, 2011.

The Company recognized $535,000, $336,000 net of tax or $0.02 per diluted share, of stock-based compensation expense during the quarter, as compared to $450,000, $284,000 net of tax or $0.02 per diluted share, for the same quarter last year.

Patient Revenue of the Affiliated Practices

The Company does not consolidate the financial statements of the practices affiliated with the Company by means of service agreements with its financial statements. Patient revenue of the affiliated practices is, however, a financial measure used by the Company’s management to monitor operating performance and to help identify and analyze trends of the affiliated practices that may affect the Company’s business. Most of the operating expenses incurred by the Company, pursuant to the service agreements, are on behalf of the affiliated practices in the operation of dental facilities. These expenses are significantly affected by the patient revenue of the affiliated practices.

Use of Non-GAAP Financial Measures

Adjusted net earnings and adjusted net earnings excluding service agreement amortization are non-GAAP financial measures. In accordance with the requirements of Regulation G of the Securities and Exchange Commission, please see the attached financial tables for a presentation of the most comparable GAAP measures, the reconciliation to those GAAP measures and all additional reconciliations required by Regulation G.

The Company believes non-GAAP financial measures, such as adjusted net earnings and adjusted net earnings excluding service agreement amortization, are important financial measures for understanding its financial performance. Amortization expense of intangible assets related to service agreements with the affiliated practices is presented separately and excluded from the Company’s adjusted net earnings excluding service agreement amortization, a non-GAAP financial measure, due to its magnitude and non-cash impact on the Company’s ongoing operations and because, unlike depreciation of the Company’s dental facilities, it requires no recurring capital investment. The primary limitations associated with the Company’s use of non-GAAP measures are that these measures may not be directly comparable to the amounts reported by other companies. Management compensates for these limitations by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in this press release.

About American Dental Partners, Inc.

American Dental Partners is one of the nation’s leading business partners to dental group practices. The Company is affiliated with 27 dental group practices, which have 282 dental facilities with approximately 2,404 operatories located in 21 states.

Use of Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of the historical information contained in this press release, the matters described herein contain “forward-looking” statements that involve risk and uncertainties that may individually or collectively affect the matters herein described, including but not limited to the Company’s risks associated with overall or regional economic conditions, dependence upon affiliated dental practices, contracts the affiliated practices have with third-party payors, government regulation of the dental industry, impact of health care reform, dependence upon service agreements and the impact of any terminations or potential terminations of such contracts, business interruptions, the outcome of pending litigation and the Company’s acquisition and affiliation strategy, which are detailed from time to time in the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q.

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Net revenue	$70,241	$71,116	$219,016	$215,336
Operating expenses:
Salaries and benefits	28,294	29,242	86,738	87,579
Lab fees and dental supplies	10,776	10,759	34,145	32,495
Office occupancy expenses	9,655	9,611	28,638	27,867
Other operating expenses	7,453	6,932	22,455	20,357
General corporate expenses	3,023	3,054	10,972	10,370
Depreciation expense	3,125	2,903	9,060	8,610
Amortization of intangible assets	2,576	2,542	7,675	7,412

Total operating expenses	64,902	65,043	199,683	194,690

Earnings from operations	5,339	6,073	19,333	20,646
Interest expense, net	1,028	1,710	4,136	7,088

Earnings before income taxes	4,311	4,363	15,197	13,558
Income taxes	1,602	1,605	6,007	5,237

Consolidated net earnings	2,709	2,758	9,190	8,321
Noncontrolling interest	30	43	84	149

Net earnings	$2,679	$2,715	$9,106	$8,172

Net earnings per common share:
Basic	$0.17	$0.17	$0.59	$0.52

Diluted	$0.17	$0.17	$0.58	$0.51

Weighted average common shares outstanding:
Basic	15,451	15,695	15,432	15,712

Diluted	15,700	15,991	15,726	16,032

AMERICAN DENTAL PARTNERS, INC.

FINANCIAL HIGHLIGHTS

(in thousands)

(unaudited)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$3,507	$4,798
Short-term investments	2,215	—
Accounts receivable, net	19,061	19,403
Other current assets	13,301	13,085

Total current assets	38,084	37,286

Property and equipment, net	59,308	53,095

Other non-current assets:
Goodwill	90,750	90,750
Intangible assets, net	180,005	185,669
Other assets	5,118	5,556

Total non-current assets	275,873	281,975

Total assets	$373,265	$372,356

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$27,969	$22,664
Other current liabilities	9,153	9,943
Current maturities of debt	8,038	8,156

Total current liabilities	45,160	40,763

Non-current liabilities:
Long-term debt	73,350	92,250
Other liabilities	47,575	43,909

Total non-current liabilities	120,925	136,159

Total liabilities	166,085	176,922

Noncontrolling interest	562	462

Commitments and contingencies
Stockholders’ equity	206,618	194,972

Total liabilities and stockholders’ equity	$373,265	$372,356

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(unaudited)

Selected Statistical Data

	September 30,
	2011	2010
Number of dental facilities	282	275
Number of operatories (a)	2,404	2,378
Number of affiliated dentists (b)	566	574

(a)	An operatory is an area where dental care is performed and generally contains a dental chair, a hand piece delivery system and other essential equipment.
(b)	Includes full-time equivalent general or specialty dentists employed by or contracted with the affiliated practices and Arizona’s Tooth Doctor for Kids.

Patient Revenue and Same Market Patient Revenue Growth (c)

(in thousands)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2011	2010	Change	2011	2010	Change
Total patient revenue (c):
Platform dental group practices affiliated with the Company in both periods of comparison	$110,313	$111,318	-0.9%	$329,907	$327,494	0.7%
Platform dental group practices that affiliated with the Company during periods of comparison	8	—	—	13,955	6,516	114.2%

Total patient revenue	110,321	111,318	-0.9%	343,862	334,010	2.9%
Patient revenue of Arizona’s Tooth Doctor for Kids	4,848	5,645	-14.1%	14,492	17,050	-15.0%

Patient revenue of practices affiliated with the Company by means of service agreements	105,473	105,673	-0.2%	329,370	316,960	3.9%
Net revenue due to the Company under service agreements	64,978	64,958	0.0%	203,349	196,594	3.4%

Amounts retained by practices affiliated with the Company by means of service agreements	$40,495	$40,715	-0.5%	$126,021	$120,366	4.7%

(c)	Includes patient revenue of Arizona’s Tooth Doctor for Kids, which is consolidated with the Company’s financial results, and patient revenue of affiliated practices that are not consolidated with the Company’s financial results.

AMERICAN DENTAL PARTNERS, INC.

SUPPLEMENTAL OPERATING DATA

(in thousands)

(unaudited)

Components of Same Market Patient Revenue Growth (in thousands)

	Three Months Ended September 30,		%	Nine Months Ended September 30,		%
	2011	2010	Change	2011	2010	Change
Existing facilities (d)	$107,414	$110,375	-2.7%	$321,039	$324,006	-0.9%
De novo facilities (e)	1,213	494	145.5%	4,928	2,357	109.1%
Expanded/relocated facilities (e)	352	334	5.4%	998	1,016	-1.8%

Same market growth excluding acquisitions	108,979	111,203	-2.0%	326,965	327,379	-0.1%
Acquired facilities (e)	1,334	115	1060.0%	2,942	115	2458.3%

Same market patient revenue growth	$110,313	$111,318	-0.9%	$329,907	$327,494	0.7%

(d)	Includes facilities in both periods of comparison.
(e)	Includes facilities completed or acquired in either period of comparison.

Reconciliation of GAAP Net Earnings, as Reported, to Non-GAAP Diluted Adjusted Net Earnings

(in thousands, except per share amounts)

	Three Months Ended, September 30,		Nine Months Ended, September 30,
	2011	2010	2011	2010
GAAP net earnings (as reported)	$2,679	$2,715	$9,106	$8,172
Add: Write-off of expenses associated with debt refinancing, net of tax (f)	—	—	219	377
Add: Expenses associated with Cincinnati Dental Services affiliation, net of tax (f)	—	32	—	207

Adjusted net earnings	2,679	2,747	9,325	8,756
Add: Amortization of service agreements, net of tax (f)	1,597	1,597	4,601	4,520

Adjusted net earnings excluding service agreement amortization	$4,276	$4,344	$13,926	$13,276

Weighted average diluted shares outstanding	15,700	15,991	15,726	16,032
Diluted adjusted net earnings per share	$0.17	$0.17	$0.59	$0.55

Diluted adjusted net earnings excluding service agreement amortization per share	$0.27	$0.27	$0.89	$0.83

(f)	Tax effected at effective tax rate in the period reported.